FORM 8-A
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     ------------------------------
                        INTERACTIVE MAGIC, INC.
         (Exact name of registrant as specified in its charter)

NORTH CAROLINA                                                       56-2092059
(State of incorporation                                        (I.R.S. Employer
  or organization)                                          Identification No.)

215 Southport Drive, Suite 1000, Morrisville, North Carolina              27560
(Address of principal executive offices)                             (Zip Code)
                ---------------------------------------

   Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                        Name of exchange on which
      to be so registered                        each class is to be registered

      Not applicable
                ---------------------------------------

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. |_|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
                       333-53755 (if applicable)

   Securities to be registered pursuant to Section 12(g) of the Act:

                Common Stock, par value $0.10 per share
                            (Title of Class)

             INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The Registrant's securities to be registered are described under "Description of Securities," pages 50 to 54 of the Registrant's Form SB-2 Registration Statement under the Securities Act of 1933, initially filed with the Securities and Exchange Commission on May 28, 1998, as amended (Reg. No. 333-53755) (the "Registration Statement"), and the information contained therein is incorporated herein by reference.

Item 2.  Exhibits

         The following exhibits are filed as a part of this registration statement:

         2.01*    Plan and Agreement of Merger by and between I-Magic Mergeco, Inc. and Interactive Magic, Inc.
         3.01*    Articles of Incorporation
         3.02*    Bylaws
         3.03*    Articles of Merger of Interactive Magic, Inc.
         4.01*    Specimen certificate of shares of Common Stock to be registered

* Incorporated by reference to the Exhibit of the same number to the Registration Statement.

                ---------------------------------------

                               SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Interactive Magic, Inc.
Date:    July 7, 1998

By:  /s/ Robert L. Pickens
     _________________________
     Robert L. Pickens
     President